UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Georges Trust and Alvin Fund Promissory Notes

On August 8, 2025, Comstock Inc. (the “Company” or “Comstock”) amended its outstanding promissory notes with its creditors, Georges Trust and Alvin Fund LLC (“Alvin Fund”), to address the procedures for the repayment of an aggregate of $8,390,000 in principal owed to such creditors pursuant to such promissory notes (together, the “Promissory Note Amendments”).  Pursuant to the Promissory Note Amendments, the Company issued an aggregate of 2,900,000 shares of Common Stock to such creditors as partial consideration to enter into such amendments (the “Debt Exchange”). The shares of Common Stock issued in connection with the Debt Exchange were issued as “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended. The Company shall file a registration statement with respect to such shares for the benefit of the creditors as soon as practicable after, but in no event later than 90 days from the date of the Debt Exchange. To the extent a creditor is unable to sell the shares issued to it in connection with the Debt Exchange, or such shares have not otherwise been sold, in each case to generate net cash proceeds in an amount that would have been sufficient to repay the applicable promissory note in full, on or before April 15, 2026 (the “True-Up Date”), the Company is required to pay such creditors on the True-Up Date an amount equal to the total principal amounts payable for each respective promissory note upon maturity on the True-Up Date, minus (i) the net cash proceeds received by the applicable creditor from the sale of the shares of Common Stock by such creditor up to the True-Up Date, minus (ii) any and all cash payments made by the Company pursuant to the applicable promissory note up until the True-Up Date, plus (iii) any accrued interest on the principal amount underlying each promissory note at a rate of 12% per annum, calculated in accordance with the terms of the amendment. In the event the net cash proceeds received by the applicable creditor for the sale of their issued shares of Common Stock plus any cash payments made by the Company as of the True-Up Date exceeds the total amount payable to such creditor, the creditor must return all of such excess shares of Common Stock and cash, as applicable, to the Company.

Amendment to Warrants

On August 8, 2025, the Company amended certain outstanding common stock purchase warrants held by Georges Trust and Alvin Fund (the “Warrant Amendments”), whereby the Company agreed to extend the expiration date from December 31, 2025 to December 31, 2027 for (i) Georges Trust’s aggregate 100,000 warrants to purchase common stock, exercisable at $4.56 per share, issued pursuant to that certain (A) Common Stock Purchase Warrant, dated as of December 15, 2022, as amended on April 22, 2024, (B) Common Stock Purchase Warrant, dated as of December 15, 2022, as amended on April 22, 2024, and (C) Common Stock Purchase Warrant, dated as of August 22, 2022, as amended on April 22, 2024, and (ii) Alvin Fund’s 120,000 warrants to purchase common stock, exercisable at $4.56 per share, issued pursuant that certain Common Stock Purchase Warrant, dated as of November 12, 2023, as amended on April 22, 2024.

Kips Bay Select Payoff Agreement

On August 12, 2025, the Company entered into a payoff letter agreement (the “Payoff Agreement”), with Kips Bay Select, LP (“Kips Bay”), related to the Company’s obligations under its 6.0% Convertible Promissory Note due April 10, 2026, in the original aggregate principal amount of $10,638,298 (the “Note”). Pursuant to the Payoff Agreement, Kips Bay agreed to accept the payment of $2,500,000 in cash from the proceeds (the “Cash Payment Amount”) and the issuance of 447,724 shares of Common Stock, previously reserved and approved for issuance upon conversion of the Note (the “Payoff Shares”), in full satisfaction of the Company’s obligations under the Note (the satisfaction of the Note, the payment of the Cash Payment Amount and the issuance of the Payoff Shares are collectively referred to herein as the “Note Payoff”). In addition, Kips Bay agreed not to sell or trade any of the Payoff Shares on or prior to October 31, 2025.

The foregoing descriptions of the Promissory Note Amendments, Warrant Amendments and Payoff Agreement are qualified in their entirety by reference to the full text of the respective agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 12, 2025, the Company disclosed preliminary financial results for the three- and six-month periods ended June 30, 2025.

The financial results described below are preliminary and subject to customary period end closing procedures, and, accordingly, could be subject to change wherein actual results may differ from the preliminary results described below.

•      As of and for the three and six-months ended June 30, 2025, the Company reported cash and cash equivalents of approximately $18.6 million, demonstrating the Company’s continued liquidity and ability to support its operational and strategic objectives.

•      During the three and six-months ended June 30, 2025, the Company recognized revenue of $0.3 million and $1.1 million, respectively.

•      During the three and six-months ended June 30, 2025, the Company had recurring net losses of $7.8 million and $16.9 million, respectively.

The information provided in Item 2.02 of this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” with for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 under the heading “Kip’s Bay Select Payoff Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 under the headings “Amendments to Georges Trust and Alvin Fund Promissory Notes” and “Kips Bay Select Payoff Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Winsness and Rahul Bobbili have each resigned as an officer, director and/or manager of Comstock entities to each join Bioleum Corporation.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms. These forward-looking statements include statements about the Company’s preliminary financial results. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in any of the Company’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in Current Report on Form 8-K speak only as of the date hereof, and the Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in Current Report on Form 8-K, other than to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Note Amendment Agreement, dated as of August 8, 2025, between the Company and Georges Trust

10.2	Note Amendment Agreement, dated as of August 8, 2025, between the Company and Alvin Fund LLC

10.3	Note Amendment Agreement, dated as of August 8, 2025, between the Company and Alvin Fund LLC

10.4	Omnibus Common Stock Purchase Second Warrant Amendment, dated as of August 8, 2025, between the Company and Georges Trust

10.5	Common Stock Purchase Warrant Second Amendment, dated as of August 8, 2025, between the Company and Alvin Fund LLC

10.6	Payoff Letter Agreement, dated as of August 12, 2025, between the Company and Kips Bay Select, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: August 12, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer